UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014 (December 20, 2014)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40, avenue Monterey

L-2163 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors or Certain Officers:

On December 20, 2014, William C. Erbey notified the Board of his decision to step down from his position as Director and Chairman of the Board of Directors of Altisource, effective as of January16, 2015.  Mr. Erbey is stepping down in connection with the Consent Order entered into by Ocwen Financial Corporation with the New York Department of Financial Services. There are no disagreements between Mr. Erbey and the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors appointed Timo Vättö to replace Mr. Erbey as the Chairman of the Board of Directors effective January 16, 2015. Mr. Vättö has served on the Board of Directors of Altisource since August 2009 and as Lead Independent Director since May 2014. Mr. Vättö will receive compensation of $50,000 per year for service as Chairman of the Board of Directors, in addition to the compensation he receives for his services as a Director, Audit Committee member and Chairman of the Compensation Committee of the Board of Directors.

A copy of the press release announcing the foregoing resignation and appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 22, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2014

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration Officer

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